Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
 (301) 951-6122
 (301) 654-6714 Fax
Info@AmericanCapital.com
www.AmericanCapital.com

FOR IMMEDIATE RELEASE:
October 4, 2006

Contact
John Erickson, Chief Finanical Officer (301) 951-6122
Tom McHale, Senior Vice President, Finance (301) 951-6122

AMERICAN CAPITAL RAISES $1 BILLION EQUITY FUND;
EXPANDS ITS ASSET MANAGEMENT BUSINESS;
WILL HOST 9 AM CONFERENCE CALL

Bethesda, MD -- October 4, 2006 -- American Capital Strategies Ltd. (Nasdaq: ACAS) ("American Capital") announced today that it has raised a $1 billion private equity fund, American Capital Equity I LLC ("American Capital Equity I"), more than doubling its asset management business. American Capital is selling $670 million of equity investments to American Capital Equity I and has raised $330 million of undrawn commitments for future investments in American Capital equity investments. HarbourVest Partners LLC led the investor group composed of Lexington Partners and Partners Group. Together, through various managed funds, the investor group committed $1 billion to American Capital Equity I to fund the immediate and subsequent equity investments. The $670 million of immediate proceeds will be used to reduce amounts outstanding under American Capital's revolving credit facilities.

American Capital expects this transaction will be accretive to its 2007 Net Operating Income per share by approximately $0.25. American Capital reiterates its forecast of 7% growth in its 2006 dividend per share, and expects to announce its 2007 dividend per share forecast in February 2007.

American Capital will host a conference call on Wednesday, October 4th at 9:00 am ET to discuss the transaction. Shareholders, prospective shareholders and analysts are invited to attend the conference call. The dial in number will be (800) 553-0288. International callers should dial +1 (651) 291-0344. Please advise the operator you are dialing in for the American Capital Shareholder Call.

American Capital Equity I is purchasing approximately 30% of American Capital's equity investments in 96 portfolio companies, for an aggregate cash purchase price of approximately $670 million. The 96 portfolio companies comprise virtually all of American Capital's equity investments, other than managed funds, structured finance entities, warrants associated with debt investments and certain securities of no value. The price was set at the fair value of those equity investments as reported on American Capital's June 30, 2006 balance sheet and for those investments originated subsequent to June 30, 2006, at their cost basis.

This transaction is a continuation of the asset management strategy that American Capital has previously announced. American Capital now has two funds under management, including European Capital Limited, established in 2005 and has $2.4 billion of third-party capital commitments under management. With this transaction, American Capital manages internally approximately $7.2 billion of assets and $900 million of undrawn capital commitments. Combined, American Capital manages approximately $10.7 billion of total capital commitments.

American Capital Equity Management LLC, a wholly-owned taxable affiliate of American Capital, will manage American Capital Equity I in exchange for a 2% annual management fee on the net cost basis of the assets and a 10-30% carried interest in the net profits of American Capital Equity I, subject to certain hurdles.

"This transaction significantly expands our asset management business and will more than double the amount of third-party assets under management to approximately 15% of our total internally and externally managed assets," said Malon Wilkus, American Capital Chairman, President and CEO. "As a result, our asset management fee income will grow substantially. These highly predictable and recession resistant asset management fees, together with our participation in the realized profits of American Capital Equity I, should increase our Net Operating Income per share and NOI return on equity and thereby contribute to increases in American Capital's valuation. We are very pleased to team up with three of the finest private equity fund investors in the world."

The $330 million of undrawn capital commitments to American Capital Equity I will be invested in 30% of each new U.S. private equity investment opportunity in which American Capital invests. Once fully invested, American Capital Equity Management will earn approximately $20 million annually in highly predictable and recession-resistant, asset management fee income. These fees will decline as investments are repaid.

"We continue to innovate and pioneer the ways in which we raise capital," said John Erickson, American Capital Chief Financial Officer. "This transaction allowed us to access for the first time a set of global investors with significant funds and expertise dedicated to private equity. This gives us an additional source of capital to fund our business and increases our flexibility in determining how and when we raise capital."

As a result of this transaction, American Capital has increased the amount that it and affiliates will invest in any one company to $500 million.

"Over the past three months, our newest partners have subjected American Capital, including our investment teams, portfolio companies and investment process to extensive due diligence and scrutiny," said Tom McHale, American Capital Senior Vice President of Finance. "They met with portfolio company management teams, interviewed private equity firms with whom we've partnered and reviewed our due diligence files, valuation reports, third-party due diligence reports and monthly portfolio monitoring information. This was a rigorous review by three firms with a long history of evaluating private equity investments."

ABOUT AMERICAN CAPITAL

American Capital is a public company (Nasdaq: ACAS) that has invested directly and through its funds under management $6 billion in the last twelve months, $4 billion year to date and $1.3 billion in the third quarter. Not including funds under management, American Capital has invested $4.7 billion in the last twelve months, $3.5 billion year to date and $1 billion in the third quarter. For more information about American Capital's portfolio, click here.

American Capital invests in and sponsors management and employee buyouts, invests in private equity buyouts, provides capital directly to early stage and mature private and small public companies and through its asset management business is a manager of debt and equity investments in private companies. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions, recapitalizations and securitizations. American Capital invests from $5 million to $500 million per company.

As of September 30, 2006, American Capital shareholders have enjoyed a total return of 500% since the Company's IPO - an annualized return of 22%, assuming reinvestment of dividends. American Capital has paid a total of over $1.2 billion in dividends and paid $21.56 in dividends per share since its August 1997 IPO at $15 per share.

Companies interested in learning more about American Capital's flexible financing should contact Mark Opel, Senior Vice President, Business Development, at (800) 248-9340, or visit www.AmericanCapital.com.

ABOUT HARBOURVEST PARTNERS

HarbourVest Partners, LLC is an independent global private equity investment firm and an SEC registered investment advisor, providing vehicles for institutional investors to invest in the venture capital and buyout markets in the U.S., Europe, and elsewhere through primary partnerships, secondary purchases, and direct investments. HarbourVest and its subsidiaries have 155 employees, including 62 investment professionals deployed in Boston, London, and Hong Kong. In 25 years of investing in private equity, the team has committed more than $13.3 billion to newly formed funds, representing relationships with 200 private equity managers. The team has also completed over $3.7 billion in purchases of more than 460 secondary partnership interests, and invested $2.5 billion directly in operating companies. The firm's clients consist of 240 institutional investors including pension funds, endowments, foundations, and financial institutions throughout the U.S., Canada, Europe, Australia, and Japan. To learn more about HarbourVest, visit www.harbourvest.com.

ABOUT LEXINGTON PARTNERS

Lexington Partners is a global private equity sponsor primarily involved in providing liquidity to owners of interests in private equity limited partnerships and in providing equity co-investments alongside leading private equity sponsors. Lexington Partners is the largest independent manager of secondary private equity and co-investment funds with more than $11.5 billion in committed capital. Lexington also invests in primary partnership funds and has committed to more than 125 new partnerships in the U.S., Europe, and the Asia-Pacific region. Lexington Partners has offices in New York, Boston, Menlo Park, and London, and can be reached at +1 (212) 754-0411. To learn more about Lexington Partner, visit www.lexingtonpartners.com.

ABOUT PARTNERS GROUP

Partners Group is a global alternative asset management firm with approximately CHF 14 billion in private equity, private debt and hedge fund investment programs under management. The firm manages a broad range of funds, structured products and customized portfolios for an international clientele of institutional investors, private banks and distribution partners. Partners Group is headquartered in Zug, Switzerland and has offices in New York, London, Singapore and Guernsey. The firm employs over 150 people, is listed on the Swiss Exchange (symbol: PGHN) and majority owned by its 29 partners & principals and its employees. To learn more about Partners Group, visit www.partnersgroup.net.

SHAREHOLDER CALL INFORMATION

BEFORE THE CALL:
Point your browser to www.ACAS.com and click on the Wednesday, October 4th, 2006 Shareholder Call Slide Show button.

REVIEW SLIDE PRESENTATION IN ADVANCE OF THE SHAREHOLDER CALL
The shareholder presentation includes a summary slide show to accompany the call that participants may download and print prior to the call. You may wish to take the time to review the slides in advance of the Shareholder Call.

DURING THE CALL:
VIEW STREAMING SLIDE PRESENTATION DURING THE SHAREHOLDER CALL

During the Shareholder Call you may access the webcast or listen to the shareholder call by phone and step through the slides at your own pace.

AFTER THE CALL:
LISTEN AND VIEW AUDIO SLIDE PRESENTATION AFTER THE CALL

The audio of the shareholder call combined with the slide presentation will be made available after the call on October 5th on our website. An archive of our audio and slide presentations of our quarterly shareholder calls can be found in the Investor Relations section of our website at www.ACAS.com.

AUDIO ONLY PRESENTATION AVAILABLE AFTER THE SHAREHOLDER CALL:
There will be a phone recording available from 2:30 am Thursday, October 5th until 11:59 pm Thursday, October 19. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701. International callers may dial +1 (320) 365-3844. The access code for both domestic and international callers is 844086.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 951-6122.

Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. The statements regarding expected results of American Capital Strategies are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions, or changes in the conditions of the industries in which American Capital has made investments.

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HEADQUARTERS
Washington, DC
2 Bethesda Metro Center
14th Floor

Bethesda, MD 20814
 (301) 951-6122
 (301) 654-6714 fax
Info@AmericanCapital.com

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